                                        Exhibit 99.1

Contacts:               Linda H. Simmons                                                               Debbie Mandeville
Chief Financial Officer                                                        Investor Relations Officer
(401) 574-1652                                                                  (401) 574-1547
lsimmons@bankri.com                                                        dmandeville@bankri.com

BancorpRI Announces Second Quarter 2011 Results

Strong Operating Performance
Core Revenue Growth Led by Higher Net Interest Margin

Providence, R.I. – July 21, 2011 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported net income of $1.8 million, or $0.38 diluted earnings per share (EPS), for the quarter ended June 30, 2011.  These results reflect expenses of $1.5 million (after-tax), or $0.32 per share, related to the pending merger with Brookline Bancorp, which include compensation expense attributable to the accelerated vesting of restricted stock awards.  Net income for the second quarter 2010 was $2.7 million, or $0.57 per share, and net income for the first quarter 2011 was $2.3 million, or $0.49 per share.

For the six month period ended June 30, 2011, the Company reported net income of $4.1 million, or $0.87 diluted EPS, compared to net income of $4.9 million, or $1.05 diluted EPS, for the same period in 2010.  The six month results for the period ended June 30, 2011 included the above referenced expenses of $1.5 million (after-tax) or $0.32 per share related to the pending merger.

The Company’s commercial loan and lease portfolio grew to $786.7 million as of June 30, 2011.  This represented increases of $6.4 million from year-end 2010 and $22.3 million, or 2.9 percent, from June 30, 2010. Consumer loans were $208.6 million at June 30, 2011, down $1.8 million compared to December 31, 2010 and up $1.2 million from a year ago.  Residential mortgage loans were $157.4 million as of June 30, 2011, down 4.5 percent from year-end 2010.

Core deposit (demand deposits, NOW, money market and savings accounts) growth continued with a 3.8 percent increase from year-end 2010 and a 3.4 percent increase from March 31, 2011.  The growth over the prior periods was driven primarily by money market and demand deposit accounts, partly offset by the continued and expected decline in higher-cost certificates of deposit.  At the end of the second quarter, core deposits rose to 73.2 percent of total deposits compared to 69.0 percent at year-end 2010 and 69.3 percent a year ago.  Total deposits were $1.1 billion at June 30, 2011, down from a year ago.  The decline was primarily due to a temporary inflow of approximately $53.0 million in demand deposits as of

BancorpRI Q2 Results
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June 2010, attributable to the settlement of personal injury litigation to which the Bank was not a party.

Net interest income for the second quarter 2011 increased to $14.0 million from $13.6 million in the second quarter 2010 and $13.5 million in the first quarter 2011.  Net interest margin for the second quarter 2011 rose to 3.69 percent, representing an improvement of 11 basis points from the first quarter 2011 and 2 basis points from the second quarter 2010.  On a year-to-date basis, net interest income was $27.5 million, an increase of $800,000, or 3.0 percent, from 2010, and the net interest margin was 3.64 percent, an increase of 5 basis points from the prior period.

Noninterest income was $2.3 million for the second quarter 2011, unchanged from the second quarter 2010 and from the first quarter 2011. On a year-to-date basis, noninterest income was $4.6 million, flat compared to 2010.

Noninterest expense was $12.6 million in the second quarter 2011, up $2.2 million compared to the second quarter 2010 and up $1.3 million from the first quarter 2011.  The second quarter 2011 noninterest expense reflects $2.1 million of pre-tax merger-related expenses, which include $610,000 of compensation expense attributable to the accelerated vesting of restricted stock awards due to the increase in the market price of the Company's stock following the announcement of the Brookline merger.  Excluding the pre-tax merger-related expenses, noninterest expenses were up slightly compared to the second quarter 2010 and below first quarter 2011 levels.  On a year-to-date basis, noninterest expense was $23.9 million, an increase of $3.0 million over the same period in 2010.  The increase in the year-to-date comparison was primarily driven by merger-related expenses and an accrual related to a judgment issued with respect to a previously disclosed jury verdict against the Bank recorded in the first quarter 2011, partially offset by a reduction in loan workout and other real estate owned related expenses.

Nonperforming assets at June 30, 2011 totaled $19.4 million or 1.20 percent of total assets.  This represented an increase from $17.5 million, or 1.09 percent of total assets, at March 31, 2011.  Net charge-offs were $1.0 million, or 0.34 percent of average loans and leases, for the second quarter 2011, up slightly from $779,000, or 0.28 percent of average loans and leases, in the second quarter 2010, but down from $1.6 million, or 0.55 percent of average loans and leases, in the first quarter 2011.  On a year-to-date basis, net charge-offs were $2.5 million, or 0.45 percent of average loans and leases, an increase of $256,000 over the same period in 2010.

The provision for loan and lease losses was $850,000 for the second quarter 2011, compared to $1.6 million in the second quarter 2010 and $1.1 million in the first quarter 2011.  On a year-to-date basis, the provision was $2.0 million, a decrease of $1.2 million from the same period in 2010.

BancorpRI Q2 Results
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The allowance for loan and lease losses was $18.1 million at June 30, 2011 compared to $18.7 million at December 31, 2010.  The allowance for loan and lease losses as a percent of total loans and leases was 1.57 percent at June 30, 2011 compared to 1.61 percent at December 31, 2010.

Total assets at June 30, 2011 were $1.6 billion, representing slight increases from both the first quarter 2011 and from year-end 2010.

At June 30, 2011, the Company’s tier 1 capital ratio was approximately 8.20 percent and its total risk-based capital ratio was approximately 12.80 percent.

The Company’s Board of Directors approved a dividend of $0.19 per share.  The dividend will be paid on August 31, 2011, to shareholders of record on August 10, 2011.

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 17 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of June 30, 2011, BankRI had $1.6 billion in assets and $1.1 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission.

On April 19, 2011, the Company entered into a merger agreement with Brookline Bancorp, Inc. (“Brookline Bancorp”) pursuant to which the Company will merge with and into Brookline Bancorp, whereupon the separate corporate existence of the Company will cease and its subsidiary, Bank Rhode Island will become a wholly owned subsidiary of Brookline Bancorp.  In connection with the merger, Brookline Bancorp has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a proxy statement of the Company and a prospectus of Brookline Bancorp, as well as other relevant materials concerning the merger. A definitive proxy statement/prospectus will be mailed to shareholders of the Company after the registration statement is declared effective. The registration statement has not yet become effective. Shareholders of the Company are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important

BancorpRI Q2 Results
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information about Brookline Bancorp, the Company and the proposed transaction. The proxy statement/prospectus and other relevant materials, and any and all documents filed by Brookline Bancorp or the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed by Brookline Bancorp with the SEC by directing a written request to Paul R. Bechet, Chief Financial Officer, Brookline Bancorp, 160 Washington Street, Brookline, MA 02445. Investors may obtain free copies of the documents filed by the Company with the SEC by directing a written request to Linda H. Simmons, Chief Financial Officer, One Turks Head Place, Providence, Rhode Island 02903.  The Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 15, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the merger.

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2011	2010	2011	2010
		(In thousands, except per share data)

FINANCIAL DATA:
Net interest income		$13,999	$13,626	$27,514	$26,714
Provision for loan and lease losses		850	1,550	1,975	3,150
Noninterest income		2,272	2,285	4,604	4,600
Noninterest expense		12,618	10,430	23,887	20,918
Net income		1,819	2,681	4,126	4,900

FINANCIAL PERFORMANCE RATIOS:
Return on assets (3) (6)		0.46%	0.68%	0.52%	0.63%
Return on equity (4) (6)		5.54%	8.54%	6.38%	7.93%
Net interest margin (2) (6)		3.69%	3.67%	3.64%	3.59%
Efficiency ratio (5) (6)		77.55%	65.55%	74.37%	66.80%

PER SHARE DATA:
Earnings per share - basic		$0.39	$0.57	$0.88	$1.05
Earnings per share - diluted		0.38	0.57	0.87	1.05
Book value per share of common stock		28.51	27.63	28.51	27.63
Tangible book value per share of common stock		25.89	25.00	25.89	25.00
Market value (at period end)		45.32	26.20	45.32	26.20
Dividends per share		0.19	0.17	0.38	0.34

CAPITAL RATIOS:
Tier 1 capital ratio (7)		8.20%	7.91%
Total risk-based capital ratio (7)		12.80%	12.20%
Tangible common equity ratio (1) (6)		7.55%	7.30%

	Three Months Ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
	(In thousands)

BALANCE SHEET:
Total assets	$1,618,756	$1,606,508	$1,603,759	$1,573,323	$1,613,520
Total loans and leases	1,152,677	1,154,448	1,155,489	1,135,227	1,136,524
Total deposits	1,095,845	1,101,661	1,120,166	1,115,683	1,174,020
Shareholders' equity	133,531	130,192	128,678	130,769	129,127

ASSET QUALITY:
Total nonperforming assets	$19,447	$17,473	$17,643	$15,152	$16,759
Nonperforming assets / total assets	1.20%	1.09%	1.10%	0.96%	1.04%
Allowance for loans and leases	$18,083	$18,222	$18,654	$18,212	$17,396
Allowance to total loans and leases	1.57%	1.58%	1.61%	1.60%	1.53%
Net charge-offs	$989	$1,557	$1,993	$459	$779
Net charge-offs to average loans and leases	0.34%	0.55%	0.69%	0.16%	0.28%

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

		Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
		(in thousands)

LOAN AND LEASE PORTFOLIO:

Commercial loans and leases:
	Commercial real estate - non-owner occupied	$210,888	$196,353	$200,809	$202,342	$191,345
	Commercial real estate - owner occupied	176,059	183,111	179,766	177,526	179,109
	Commercial & industrial	159,512	161,004	157,879	156,042	163,088
	Multifamily	86,387	84,772	79,934	73,375	67,588
	Small business	60,141	62,233	62,841	59,756	59,833
	Construction	27,071	28,273	30,349	31,035	30,675
	Leases and other	70,777	72,156	73,054	76,417	77,688
	Subtotal	790,835	787,902	784,632	776,493	769,326
	Unearned lease income	(5,828)	(5,962)	(6,159)	(6,516)	(6,777)
	Net deferred loan origination costs	1,697	1,756	1,791	1,777	1,825
	Total commercial loans and leases	786,704	783,696	780,264	771,754	764,374

Residential mortgages		157,415	160,658	164,877	161,106	164,750

Consumer loans		208,558	210,094	210,348	202,367	207,400

	Total loans and leases	$1,152,677	$1,154,448	$1,155,489	$1,135,227	$1,136,524

(1)	Calculated by dividing common shareholders’ equity less goodwill by total assets less goodwill.
(2)	Calculated by dividing annualized net interest income by average interest-earning assets.
(3)	Calculated by dividing annualized net income by average total assets.
(4)	Calculated by dividing annualized net income applicable to common shares by average common shareholders’ equity.
(5)	Calculated by dividing noninterest expense by net interest income plus noninterest income.
(6)	Non-GAAP performance measure.
(7)	Tier 1 capital and total risk-based capital ratio are estimated for June 30, 2011.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheet (unaudited)

	June 30,	December 31,
	2011	2010
	(In thousands)
ASSETS:
Cash and due from banks	$29,444	$14,384
Overnight investments	1,296	395
Total cash and cash equivalents	30,740	14,779
Available for sale securities (amortized cost of $347,505 and
$357,402, respectively)	352,695	360,025
Stock in Federal Home Loan Bank of Boston	16,274	16,274
Loans and leases receivable:
Commercial loans and leases	786,704	780,264
Residential mortgage loans	157,415	164,877
Consumer and other loans	208,558	210,348
Total loans and leases receivable	1,152,677	1,155,489
Allowance for loan and lease losses	(18,083)	(18,654)
Net loans and leases receivable	1,134,594	1,136,835
Premises and equipment, net	11,514	11,889
Goodwill	12,262	12,262
Accrued interest receivable	4,380	4,842
Investment in bank-owned life insurance	31,886	31,277
Prepaid expenses and other assets	24,411	15,576
Total assets	$1,618,756	$1,603,759

LIABILITIES:
Deposits:
Demand deposit accounts	$282,068	$264,274
NOW accounts	66,093	70,327
Money market accounts	123,843	96,285
Savings accounts	330,054	341,667
Certificates of deposit accounts	293,787	347,613
Total deposits	1,095,845	1,120,166
Overnight and short-term borrowings	35,955	40,997
Wholesale repurchase agreements	20,000	20,000
Federal Home Loan Bank of Boston borrowings	293,277	260,889
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	26,745	19,626
Total liabilities	1,485,225	1,475,081
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (5,080,941 shares and 5,047,942 shares, respectively)	50	50
Additional paid-in capital	75,556	73,866
Treasury stock, at cost (396,986 shares and 373,850 shares, respectively)	(13,378)	(12,527)
Retained earnings	67,929	65,584
Accumulated other comprehensive income, net	3,374	1,705
Total shareholders’ equity	133,531	128,678
Total liabilities and shareholders’ equity	$1,618,756	$1,603,759

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands, except per share data)
Interest and dividend income:
Overnight investments	$1	$-	$1	$5
Mortgage-backed securities	2,606	3,041	5,231	6,270
Investment securities	371	490	768	1,040
Federal Home Loan Bank of Boston stock dividends	13			-
Loans and leases	14,505	15,105	29,055	29,673
Total interest and dividend income	17,496	18,636	35,080	36,988
Interest expense:
Deposits	1,248	2,164	2,707	4,442
Overnight and short-term borrowings	9	19	19	37
Wholesale repurchase agreements	142	143	281	282
Federal Home Loan Bank of Boston borrowings	1,931	2,518	4,227	5,183
Subordinated deferrable interest debentures	167	166	332	330
Total interest expense	3,497	5,010	7,566	10,274
Net interest income	13,999	13,626	27,514	26,714
Provision for loan and lease losses	850	1,550	1,975	3,150
Net interest income after provision for loan and lease losses	13,149	12,076	25,539	23,564
Noninterest income:
Total other-than-temporary impairment losses on
available for sale securities	-	(49)	-	49
Non-credit component of other-than-temporary impairment losses
recognized in other comprehensive income	-	5	-	(664)
Credit component of other-than-temporary impairment losses on
available for sale securities	-	(44)	-	(615)
Service charges on deposit accounts	1,215	1,348	2,355	2,612
Commissions on nondeposit investment products	356	148	550	385
Income from bank-owned life insurance	306	318	609	633
Loan related fees	131	133	351	322
Net gain on lease sales and commissions on loans
originated for others	64	6	60	42
Gain on sale of available for sale securities	-	103	212	578
Other income	200	273	467	643
Total noninterest income	2,272	2,285	4,604	4,600
Noninterest expense:
Salaries and employee benefits	6,655	5,746	12,589	11,589
Professional services	2,132	537	2,738	1,169
Occupancy	846	829	1,753	1,690
Data processing	687	654	1,368	1,308
FDIC insurance	442	475	919	950
Operating	428	467	882	929
Marketing	378	383	731	641
Equipment	256	255	532	510
Loan workout and other real estate owned	161	337	367	673
Loan servicing	135	171	279	347
Other expenses	498	576	1,729	1,112
Total noninterest expense	12,618	10,430	23,887	20,918
Income before income taxes	2,803	3,931	6,256	7,246
Income tax expense	984	1,250	2,130	2,346
Net income	$1,819	$2,681	$4,126	$4,900

Per share data:
Basic earnings per common share	$0.39	$0.57	$0.88	1.05
Diluted earnings per common share	$0.38	$0.57	$0.87	$1.05
Cash dividends declared per common share	$0.19	$0.17	$0.38	$0.34
Weighted average common shares outstanding – basic	4,689	4,664	4,686	4,643
Weighted average common shares outstanding – diluted	4,768	4,690	4,734	4,670

BANCORP RHODE ISLAND, INC.
Asset Quality Analysis (unaudited)

	Three Months Ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
	(Dollars in thousands)
NONPERFORMING ASSETS:

Nonperforming loans & leases:
Commercial real estate	$5,432	$4,792	$5,273	$5,384	$5,131
Commercial & industrial	2,362	2,255	2,462	1,455	1,155
Multifamily	1,568	1,050	717	-	-
Small business	817	1,059	1,090	1,158	986
Construction	45	232	469	469	469
Leases	1,713	591	581	1,115	2,252
Residential mortgage	5,722	4,926	5,045	3,570	3,737
Consumer	1,038	993	876	871	1,081
Total nonperforming loans & leases	18,697	15,898	16,513	14,022	14,811

Other real estate owned	750	1,575	1,130	1,130	1,948

Total nonperforming assets	$19,447	$17,473	$17,643	$15,152	$16,759

Total nonperforming loans & leases / total loans & leases	1.62%	1.38%	1.43%	1.24%	1.30%
Total nonperforming assets / total assets	1.20%	1.09%	1.10%	0.96%	1.04%

PROVISION AND ALLOWANCE FOR LOAN LOSSES:

Balance at beginning of period	$18,222	$18,654	$18,212	$17,396	$16,625
Charged-off loans & leases	(1,137)	(1,686)	(2,154)	(487)	(909)
Recoveries on charged-off loans & leases	148	129	161	28	130
Net loans & leases charged-off	(989)	(1,557)	(1,993)	(459)	(779)
Provision for loan and lease losses	850	1,125	2,435	1,275	1,550
Balance at end of period	$18,083	$18,222	$18,654	$18,212	$17,396

Allowance to nonperforming loans & leases	96.72%	114.62%	112.97%	129.88%	117.45%
Allowance to total loans & leases	1.57%	1.58%	1.61%	1.60%	1.53%

NET CHARGE-OFFS:

Commercial real estate	$-	$532	$726	$-	$(100)
Commercial & industrial	(47)	-	487	(5)	(4)
Construction	62	237	-	-	-
Other commercial loans & leases	427	397	565	226	387
Residential mortgages	515	379	141	89	490
Consumer	32	12	74	149	6
Total net charge-offs	$989	$1,557	$1,993	$459	$779

Net charge-offs to average loans & leases	0.34%	0.55%	0.69%	0.16%	0.28%

DELINQUENCIES AND NON-ACCRUING LOANS AND LEASES AS % OF TOTAL LOANS:

Loans & leases 30-59 days past due	0.37%	0.83%	0.56%	0.47%	0.90%
Loans & leases 60-89 days past due	0.16%	0.28%	0.21%	0.22%	0.21%
Loans & leases 90+ days past due and still accruing	0.01%	0.06%	-	-	0.08%
Total accruing past due loans & leases	0.54%	1.17%	0.77%	0.69%	1.19%

Non-accrual loans & leases	1.61%	1.32%	1.43%	1.24%	1.22%

Total delinquent and nonaccrual loans & leases	2.15%	2.49%	2.20%	1.93%	2.41%

BANCORP RHODE ISLAND, INC.
Consolidated Average Balances, Yields and Costs (unaudited)

	Three Months Ended June 30,
(Dollars in thousands)	2011			2010
	Average Balance	Interest Earned/Paid	Average Yield	Average Balance	Interest Earned/Paid	Average Yield

ASSETS:
Earning assets:
Overnight investments	$654	$1	0.14%	$2,009	$-	0.09%
Available for sale securities	350,396	2,977	3.40%	346,907	3,531	4.08%
Stock in the FHLB	16,274	13	0.31%	16,274	-	0.00%
Loans and leases receivable:
Commercial loans and leases	784,284	10,552	5.39%	757,664	10,943	5.79%
Residential mortgages loans	160,332	1,743	4.35%	167,289	1,939	4.64%
Consumer and other loans	209,659	2,210	4.23%	204,235	2,223	4.36%
Total earning assets	1,521,599	17,496	4.61%	1,494,378	18,636	5.00%
Cash and due from banks	15,974			18,798
Allowance for loans and leases	(18,469)			(17,034)
Premises and equipment	11,614			12,244
Goodwill, net	12,262			12,262
Accrued interest receivable	3,994			4,252
Bank-owned life insurance	31,686			30,435
Prepaid expenses and other assets	17,368			16,898
Total assets	$1,596,028			$1,572,233

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
NOW accounts	$68,824	$9	0.05%	$69,378	$12	0.07%
Money market accounts	120,216	201	0.67%	81,271	165	0.81%
Savings accounts	338,168	264	0.31%	373,225	506	0.54%
Certificate of deposit accounts	313,930	774	0.99%	374,935	1,481	1.58%
Overnight and short-term borrowings	36,138	9	0.10%	37,011	19	0.20%
Wholesale repurchase agreements	19,560	142	2.88%	20,000	143	2.82%
FHLB borrowings	276,173	1,931	2.76%	247,720	2,518	4.02%
Subordinated deferrable interest debentures	13,403	167	4.94%	13,403	166	4.93%
Total interest-bearing liabilities	1,186,412	3,497	1.17%	1,216,943	5,010	1.65%

Noninterest-bearing deposits	260,813			219,136
Other liabilities	17,016			10,168
Total liabilities	1,464,241			1,446,247

Shareholders' equity:	131,787			125,986
Total liabilities and shareholders' equity	$1,596,028			$1,572,233

Net interest income		$13,999			$13,626

Net interest spread			3.44%			3.35%

Net interest margin			3.69%			3.67%

BANCORP RHODE ISLAND, INC.
Consolidated Average Balances, Yields and Costs (unaudited)

	Six Months Ended June 30,
(Dollars in thousands)	2011			2010
	Average Balance	Interest Earned/Paid	Average Yield	Average Balance	Interest Earned/Paid	Average Yield

ASSETS:
Earning assets:
Overnight investments	$731	$1	0.17%	$2,150	5	0.50%
Available for sale securities	352,886	5,999	3.40%	359,640	7,310	4.10%
Stock in the FHLB	16,274	25	0.31%	16,274	-	0.00%
Loans and leases receivable:
Commercial loans and leases	781,001	21,208	5.47%	744,825	21,254	5.74%
Residential mortgages loans	161,977	3,442	4.25%	169,834	3,968	4.67%
Consumer and other loans	210,101	4,405	4.23%	204,039	4,451	4.40%
Total earning assets	1,522,970	35,080	4.63%	1,496,762	36,988	4.97%
Cash and due from banks	16,543			16,139
Allowance for loans and leases	(18,498)			(17,129)
Premises and equipment	11,705			12,301
Goodwill, net	12,262			12,221
Accrued interest receivable	4,131			4,312
Bank-owned life insurance	31,538			30,277
Prepaid expenses and other assets	16,509			16,232
Total assets	$1,597,160			$1,571,115

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
NOW accounts	$68,440	$55	0.16%	$69,025	$27	0.08%
Money market accounts	112,794	373	0.67%	76,356	314	0.83%
Savings accounts	340,753	534	0.32%	371,497	1,037	0.56%
Certificate of deposit accounts	324,524	1,745	1.08%	380,237	3,064	1.62%
Overnight and short-term borrowings	37,916	19	0.10%	38,080	37	0.20%
Wholesale repurchase agreements	19,801	281	2.82%	19,116	282	2.93%
FHLB borrowings	274,722	4,227	3.06%	259,665	5,183	3.97%
Subordinated deferrable interest debentures	13,403	332	4.94%	13,403	330	4.95%
Total interest-bearing liabilities	1,192,353	7,566	1.27%	1,227,379	10,274	1.69%

Noninterest-bearing deposits	258,092			209,489
Other liabilities	16,258			9,652
Total liabilities	1,466,703			1,446,520

Shareholders' equity:	130,457			124,595
Total liabilities and shareholders' equity	$1,597,160			$1,571,115

Net interest income		$27,514			$26,714

Net interest spread			3.36%			3.28%

Net interest margin			3.64%			3.59%